UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Jack Wolfskin Purchase Agreement

On January 3, 2019, Callaway Golf Company (“Callaway”), Paw Luxco III S.à.r.l. (the “Seller”) and Callaway Germany Holdco GmbH (a wholly owned subsidiary of Callaway formerly known as Mainsee 1185. V V GmbH) (the “Purchaser”) entered into an SPA Amendment, Waiver and Locked Box Deed (the “Amendment”) related to the Share Sale and Purchase Agreement by and among Callaway, the Seller and the Purchaser, dated as of November 29, 2018 (the “Purchase Agreement”), in respect of Callaway’s agreement to acquire the Jack Wolfskin business. Pursuant to the Amendment, the parties agreed to amend or waive certain notification periods, pre-closing covenants and conditions under the Purchase Agreement in order to effectuate the closing on January 4, 2019. The parties also agreed to a “locked box” mechanism, which provides for the calculation of certain purchase price adjustment inputs and the economic transfer of the Jack Wolfskin business from the Seller to the Purchaser as of January 1, 2019.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan Credit Agreement

To pay the purchase price under the Purchase Agreement, on January 4, 2019, Callaway entered into a Credit Agreement (the “Credit Agreement”), by and among Callaway, the lenders party thereto from time to time (the “Term Lenders”) and Bank of America, N.A., as administrative agent.

The Credit Agreement provides for a Term Loan B facility in an aggregate principal amount up to $480 million (the “Term Loan Facility”), which was issued less $9.6 million in original issue discount. Such amount may be increased pursuant to incremental facilities in the form of additional tranches of term loans or new commitments, up to a maximum incremental amount of $225 million, or an unlimited amount subject to compliance with a first lien net leverage ratio of 2.25 to 1.00.

Loans under the Term Loan Facility bear interest at a rate per annum equal to either, at Callaway’s option, the LIBOR rate or the base rate, plus 4.50% or 3.50%, respectively.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions. Events of default permitting acceleration under the Credit Agreement include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, certain cross defaults or a change of control.

All obligations of Callaway under the Term Loan Facility are jointly and severally guaranteed by its domestic subsidiaries, subject to certain customary exceptions (the “Guarantors”). The obligations and guaranties under the Term Loan Facility are secured by a security interest in substantially all assets of Callaway and the Guarantors, with priority of the security interest of the Term Lenders and the ABL Lenders (as defined below) subject to the terms of a customary intercreditor agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to ABL Loan Agreement

In connection with its entry into the Purchase Agreement and the Credit Agreement, on January, 4, 2019, Callaway entered into a Second Amendment to Third Amended and Restated Loan and Security Agreement (the “Second Amendment”), by and among Callaway, the other borrowers party thereto, the other obligors party thereto, the lenders party thereto (the “ABL Lenders”) and Bank of America, N.A., as administrative agent, which amends the Third Amended and Restated Loan Agreement, dated as of November 20, 2017 (the “ABL Loan Agreement”), by and among Callaway, the other borrowers party thereto, the other obligors party thereto, the ABL Lenders and Bank of America, N.A., as administrative agent. The Second Amendment amends the ABL Loan Agreement to expand the security interest granted to the ABL Lenders to match the security interest granted to the Term Lenders, with priority of the security interest of the Term Lenders and the ABL Lenders subject to the terms of a customary intercreditor agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 4, 2019, pursuant to the terms and conditions of the Purchase Agreement and the Amendment, the Purchaser acquired all of the outstanding shares of capital stock of JW Stargazer Holding GmbH, which owns the various entities constituting the Jack Wolfskin business (the “Closing”). At the Closing, the Purchaser paid to the Seller an aggregate purchase price of €418.0 million in cash, or approximately $476 million assuming a 1.140 Euro to U.S. Dollar conversion rate, subject to a working capital adjustment.

Callaway and the Seller agreed to customary warranties and covenants in the Purchase Agreement. Callaway has obtained warranty and indemnity insurance to cover, subject to certain limitations, losses resulting from breaches of the Seller’s warranties made in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Callaway with the Securities and Exchange Commission on November 30, 2018, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the headings “Term Loan Credit Agreement” and “Amendment to ABL Loan Agreement” is incorporated by reference.

Item 7.01	Regulation FD Disclosure.*

On January 4, 2019, Callaway issued a press release captioned “Callaway Golf Company Completes Acquisition of Jack Wolfskin, a Premium Outdoor Apparel Brand, for €418 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit 2.1	SPA Amendment, Waiver and Locked Box Deed, dated as of January 3, 2019, by and among Callaway Golf Company, Callaway Germany Holdco GmbH and Paw Luxco III S.à.r.l.**

Exhibit 10.1	Credit Agreement, dated as of January 4, 2019, by and among Callaway Golf Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent.

Exhibit 10.2	Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of January 4, 2019, by and among Callaway Golf Company, the other borrowers party thereto, the other obligors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated January 4, 2019, captioned “Callaway Golf Company Completes Acquisition of Jack Wolfskin, a Premium Outdoor Apparel Brand, for €418 Million.”

*

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

**

Certain schedules referenced in the Amendment have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary